As filed with the Securities and Exchange Commission on June 27, 2008
Registration No. 333-76254

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	23-1722724 (I.R.S. Employer Identification No.)
1900 South Price Road, Chandler, Arizona 85286
(Address of Principal Executive Offices) (Zip Code)
AMKOR TECHNOLOGY, INC. 401(K) PLAN
(Full title of the plan)
Gil C. Tily
Executive Vice President, Chief Administrative Officer and General Counsel
Amkor Technology, Inc.
1900 South Price Road
Chandler, Arizona 85286
(Name and address of agent for service)
Telephone number, including area code, of agent for service: (480) 821-5000
Copies to:
Robert Sanchez, Esq.
John E. Aguirre, Esq.
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, CA 94304-1050
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY STATEMENT
     On January 3, 2002, Amkor Technology, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Commission File No. 333-76254) (the “Registration Statement”), which registered 500,000 shares of its common stock, $0.001 par value, for offer and sale under the Amkor Technology, Inc. 401(k) Plan (the “401(k) Plan”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, the Registration Statement was also deemed to have registered an indeterminate number of interests in the 401(k) Plan. The Registrant hereby files this Post-Effective Amendment No. 1 to the Registration Statement to indicate that all of the securities offered pursuant thereto have been sold.

SIGNATURES
THE REGISTRANT
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-76254) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on the 27th day of June, 2008.

AMKOR TECHNOLOGY, INC. (Registrant)
By	/s/ James J. Kim
James J. Kim
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (Commission File No. 333-76254) has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ James J. Kim
James J. Kim	Chief Executive Officer and Chairman of the Board of Directors	June 27, 2008

Principal Financial and Principal Accounting Officer:
/s/ Joanne Solomon
Joanne Solomon	Corporate Vice President and Chief Financial Officer	June 27, 2008

Signature	Title	Date

Directors:

* Roger A. Carolin	Director	June 27, 2008

* Winston J. Churchill	Director	June 27, 2008

* John T. Kim	Director	June 27, 2008

* John F. Osborne	Director	June 27, 2008

* Constantine N. Papadakis	Director	June 27, 2008

* James W. Zug	Director	June 27, 2008
Representing the members of the Board of Directors.

* By:	/s/ James J. Kim
James J. Kim
Attorney-in-Fact **

**	By authority of the Power of Attorney of Directors filed as Exhibit 24.1 to this Post-Effective Amendment No. 1 to Registration Statement on Form S-8, Commission File No. 333-76254.

EXHIBIT INDEX

24.1	Power of Attorney of Directors.